Exhibit 99.1

Edward H. Schaefer Resigns as President and CEO of Citizens Community Bancorp, Inc.

Company Release - 5/23/2016

Eau Claire, WI (May 23, 2016) – The Board of Directors (the “Board”) of Citizens Community Bancorp, Inc. (the "Company") (NasdaqGM: CZWI), the parent company of Citizens Community Federal N.A. (the “Bank”), announced today that, effective July 29, 2016, Edward H. Schaefer is resigning as President and Chief Executive Officer of the Company and the Bank. Mr. Schaefer is also resigning from the Bank’s board of directors. Mr. Schaefer will remain with the Company until July 29, 2016 to assist with the transition to a new Chief Executive Officer.

With Mr. Schaefer’s assistance, the Board has created a special committee (the “CEO Transition Committee”) to manage Mr. Schaefer’s transition and to commence the search for the Company’s next Chief Executive Officer. The CEO Transition Committee is comprised of Timothy A. Nettesheim, James R. Lang, Michael Swenson and Richard McHugh. Furthermore, the Board has retained Jon C. Bruss, the chief executive officer and managing principal of Fortress Partners Capital Management, Ltd., to assist the Board and the CEO Transition Committee in managing the process and identifying an interim chief executive officer and identifying qualified chief executive officer candidates.

The Company’s executive management team, which was formed and developed by Mr. Schaefer during his tenure, has the full support of the Board and is expected to continue to execute the strategic plan developed by the Board and Mr. Schaefer. The Board is confident that this plan will be executed without interruption.

On behalf of the Board, Chairman Richard McHugh said, “We thank Ed for his leadership over the past seven years as the Company and the Bank have continued to grow in its current market foot print as well as entering new markets. While we are disappointed with Ed’s resignation, we understand his decision to move forward with other opportunities and we wish him the very best in his future endeavors”.

Citizens Community Federal N.A., a wholly-owned subsidiary of Citizens Community Bancorp, Inc., is a full-service national bank based in Altoona, Wisconsin, serving more than 50,000 customers in Wisconsin, Minnesota and Michigan through 21 branch locations. The Company’s stock trades on the NASDAQ Global Market under the symbol “CZWI.”  More information about Citizens Community Federal N.A. is available at www.ccf.us.

Cautionary Statement Regarding Forward-Looking Statements

Certain statements contained in this Press Release are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of forward-looking words or phrases such as “anticipate,” “believe,” “could,” “expect,” “intend,” “may,” “planned,” “potential,” “should,” “will,” “would” or the negative of those terms or other words of similar meaning. Such forward-looking statements in this Press Release are inherently subject to many uncertainties arising in the Company’s operations and business environment. These uncertainties include general economic conditions, in particular, relating to consumer demand for the Bank’s products and services; the Bank’s ability to maintain current deposit and loan levels at current interest rates; competitive and technological developments; deteriorating credit quality, including changes in the interest rate environment reducing interest margins; prepayment speeds, loan origination and sale volumes, charge-offs and loan loss provisions; the Bank’s ability to maintain required capital levels and adequate sources of funding and liquidity; maintaining capital requirements may limit the Bank’s operations and potential growth; changes and trends in capital markets; competitive pressures among depository institutions; effects of critical accounting estimates and judgments; changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board (FASB) or other regulatory agencies overseeing the Bank; the Bank’s ability to implement its cost-savings and revenue enhancement initiatives including managing costs associated with its branch consolidation and new market branch growth initiatives; legislative or regulatory changes or actions or significant litigation adversely affecting the Bank; fluctuation of the Company’s stock price; the Bank's ability to attract and retain key personnel; the Bank's ability to secure confidential information through the use of computer systems and telecommunications networks; and the impact of reputational risk created by these developments on such matters as business generation and retention, funding and liquidity. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. Such uncertainties and other risks that may affect the Company’s performance are discussed further in Part I, Item 1A, “Risk Factors,” in the Company’s Form 10-K, for the year ended September 30, 2015 filed with the Securities and Exchange Commission on December 7, 2015, and in Part II, Item 1A, "Risk Factors", in the Company's Form 10-Q, for the quarter ended March 31, 2016, filed with the Securities and Exchange Commission on May 13, 2016. The Company undertakes no obligation to make any revisions to the forward-looking statements contained in this Press Release or to update them to reflect events or circumstances occurring after the date of this Press Release.

Contact: Mark Oldenberg, CFO

715-836-9994

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